UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement.

On October 1, 2020, Olin Corporation (“Olin”) entered into an Amendment to Cooperation Agreement (the “Amendment”) to amend certain provisions of the Cooperation Agreement (the “Agreement”) dated February 29, 2020 with Sachem Head Capital Management LP (“Sachem Head”).

Under the terms of the Amendment, the term of the Agreement has been extended by approximately one year, the size of Olin’s board of directors (the “Board”) during the period between Olin’s 2021 annual meeting of shareholders and 2022 annual meeting of shareholders will not be more than 13 directors and, subject to certain conditions in the Agreement as amended, Scott D. Ferguson and W. Barnes Hauptfuhrer will be included in the slate of nominees recommended by Olin’s Board for election to the Board at Olin’s 2021 annual meeting of shareholders. The Amendment also extends the voting and standstill provisions contained in the Agreement by one year.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment that is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
10.1	Amendment to Cooperation Agreement, dated as of October 1, 2020, between Olin Corporation and Sachem Head Capital Management LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Nicholas W. Hendon
	Name:	Nicholas W. Hendon
	Title:	Assistant Secretary

Date: October 2, 2020